EXHIBIT 21.1

                           Subsidiaries of the Company

(Unless noted as a Texas corporation, all subsidiaries are formed under local law.)

DASYTEC USA, Incorporated
DATALOG Systeme zur Me(beta)werterfassung GmbH & Co. KG, Germany GfS Systemtechnik GmbH & Co. KG, Germany
GfS Systemtechnik Verwaltungs GmbH, Germany
GfS Vermogensverwaltungs GmbH & Co. KG, Germany
GfS, Inc., a Michigan corporation
N.I. Export (Barbados) Ltd., Barbados
National Instruments Australia Corporation, a Texas corporation National Instruments Belgium N.V., Belgium
National Instruments Beteiligungs GmbH, Germany
National Instruments Brazil, Brazil
National Instruments Canada Corporation, a Texas corporation National Instruments (Czech Republic) s.r.o., Czech Republic National Instruments Corporation (UK) Limited, United Kingdom National Instruments de Mexico, S.A. de C.V., Mexico
National Instruments Europe Corporation, a Texas corporation National Instruments Finland Oy, Finland
National Instruments France Corporation, a Texas corporation National Instruments Germany GmbH, Germany
National Instruments Gesellschaft m.b.H., Salzburg, Austria National Instruments Hong Kong Limited, Hong Kong
National Instruments India Corporation, a Texas corporation National Instruments International Distribution B.V., Netherlands National Instruments (Ireland) Limited, Ireland
National Instruments Israel Ltd., Israel
National Instruments Italy s.r.l., Italy
National Instruments Japan Kabushiki Kaisha, Japan
National Instruments (Korea) Corporation, Korea
National Instruments Netherlands B.V., Netherlands
National Instruments Netherlands Investments B.V., Netherlands National Instruments New Zealand Limited, New Zealand
National Instruments Poland Sp.Zo.o, Poland
National Instruments Scandinavia Corporation, a Texas corporation National Instruments Singapore (PTE) Ltd., Singapore
National Instruments Spain, S.L., Spain
National Instruments Sweden A.B., Sweden
National Instruments Switzerland Corporation, a Texas corporation National Instruments Taiwan Corporation, a Texas corporation
NI Cayman Islands, Cayman Islands
Shanghai NI Instruments LTD, China
Travis Investments C.V., Amsterdam
Virtual Instruments SDN BHD, Malaysia
WorldSoft, Ltd., United Kingdom